UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 7, 2016
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 7, 2016, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced that Richelle Parham has been appointed to its Board of Directors, effective February 8, 2016.
Ms. Parham has more than 20 years of experience at such companies as eBay, Visa, Digitas and Citibank, leading end-to-end marketing efforts including brand, performance and loyalty marketing. Ms. Parham was most recently the Chief Marketing Officer of eBay, and prior to that she served in senior marketing roles with Visa Inc. and Digitas, Inc., a world leading marketing agency. Ms. Parham was named to the Forbes 2014 “50 Most Influential CMOs in the World” and Fast Company’s “Most Creative People in Business 1000.” Ms. Parham is a member of the Board of Directors of Scripps Network Interactive Inc., and a member of the Drexel University Board of Trustees. She holds double Bachelor of Science degrees in Business Administration and Design Arts from Drexel University.

Exhibits

99.1	Press Release dated January 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

January 7, 2016